SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 1, 2004

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of the Registrant

On October 29, 2004, Louisiana-Pacific Corporation (LP) announced it has executed a renewal of their $100 million committed accounts receivable securitization, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.

On October 29, 2004, LP issued a press release announcing it has execute a renewal of their $100 million committed accounts receivable securitization. The text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)	Exhibits.

10.1

Credit Agreement, dated October 26, 2004, among LP RECEIVABLES CORPORATION, as borrower, LOUISIANA-PACIFIC CORPORATION, as master servicer, BLUE RIDGE ASSET FUNDING CORPORATION, as lender and the other financial institutions that are parties thereto.

	99.1	Press release issued by Louisiana - Pacific Corporation on October 29, 2004 regarding its committed accounts receivable securitization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: November 1, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated October 26, 2004, among LP RECEIVABLES CORPORATION, as borrower, LOUISIANA-PACIFIC CORPORATION, as master servicer, BLUE RIDGE ASSET FUNDING CORPORATION, as lender and the other financial institutions that are parties thereto.

99.1	Press release issued by Louisiana - Pacific Corporation on October 29, 2004 regarding its committed accounts receivable securitization.